Exhibit 16
                                                                      ----------
                             Rogoff & Company, P.C.
                                  [Letterhead]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

July 15, 2002

Commissioners:

We have read the statements made by Stronghold Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 10, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/s/ Rogoff & Company, P.C.

Rogoff & Company, P.C.

Enclosure - as stated